Exhibit 19(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                             Amendment to Schedule 1
                          to Limited Power of Attorney
                          dated as of November 20, 1995
                            (as revised June 1, 1998)
                        by World Investment Series, Inc.
                         (the Corporation "), acting on
                     behalf of each of the series portfolios
                          listed below, and appointing
                         Federated Global Research Corp.
                           the attorney-in-fact of the
                                   Corporation


                            List of Series Portfolios

                       Federated Asia Pacific Growth Fund
                         Federated Emerging Markets Fund
                         Federated European Growth Fund
                       Federated Global Equity Income Fund
                    Federated Global Financial Services Fund
                       Federated International Growth Fund
                    Federated International High Income Fund
                   Federated International Small Company Fund
                      Federated Latin American Growth Fund
                          Federated World Utility Fund